    1400 Toastmaster Drive, Elgin, Illinois 60120 (847) 741-3300 www.middleby.com

The Middleby Corporation Reports Third Quarter Results

•Quarterly results exceeded high end guidance range for revenue, adjusted EBITDA, and adjusted EPS
•Announces strategic review of the Residential Kitchen business
•Net Sales of $982 million, a 4% increase over prior year; flat on an organic basis
•Non-cash impairment charge of $709 million due to strategic review of the Residential Kitchen business
•Operating income of $(554) million, or $155 million excluding impairments as compared to $173 million in prior year
•Adjusted EBITDA of $196 million as compared to $213 million in prior year
•Diluted EPS of $(10.15) and adjusted EPS of $2.37 as compared to $2.33 in prior year
•Repurchased 3.5 million of common shares year-to-date for approximately $500 million, or 6.4% of equity
•Operating cash flows of $176 million as compared to $157 million in prior year
•Net leverage at 2.3x

Elgin, Ill, November 6, 2025 - The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net earnings for the third quarter of 2025.

Tim FitzGerald, CEO of The Middleby Corporation said, “As part of our efforts to maximize shareholder value, we are conducting a strategic review of our Residential Kitchen business unit and determined that a non-cash impairment charge was necessary as we evaluate alternatives. This strategic review, along with our planned food processing spin and share repurchasing activities, are all part of our initiative to unlock value. Our three-industry leading business platforms are well-positioned for long term growth and we continue to believe this value is not reflected in our share price.”

FitzGerald concluded, “In terms of the third quarter, we were pleased to have delivered results that met or exceeded our sales expectations for all three segments with profitability at the top-end of our previously disclosed outlook. Going forward, despite market conditions that remain challenging across key end markets, we continue to make strategic progress and grow market share in key categories driven by strong operating performance and industry-leading innovation. Specifically at our Commercial Foodservice business, organic growth was driven by our key dealer partners in the general market and better-performing segments, including institutional customers and fast casual chains. Within Residential Kitchen, our premium indoor brands experienced growth, which was partially offset by tariffs impacting sales of outdoor products. Results in the Food Processing segment reflect slow order rates in the first half of the year, however we realized solid order growth in the third quarter with improving market dynamics and better conversion of large projects.”

2025 Third Quarter Financial Results

•Net sales increased 4.2% in the third quarter over the comparative prior year period. Excluding the impacts of acquisitions and foreign exchange rates, sales decreased 0.1% in the third quarter over the comparative prior year period.

•A reconciliation of organic net sales (a non-GAAP measure) by segment is as follows:

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Reported Net Sales Growth	2.4%	0.9%	13.2%	4.2%
Acquisitions	0.3%	—%	16.4%	3.3%
Foreign Exchange Rates	0.5%	1.5%	2.4%	1.0%
Organic Net Sales Growth (1) (2)	1.6%	(0.6)%	(5.6)%	(0.1)%
(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions and foreign exchange rates
(2) Totals may be impacted by rounding

•Adjusted EBITDA (a non-GAAP measure) was $196.4 million in the third quarter compared to $213.0 million in the prior year. The third quarter Adjusted EBITDA includes an adverse impact of $12 million related to tariffs. A reconciliation of organic adjusted EBITDA (a non-GAAP measure) by segment is as follows:

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Adjusted EBITDA	26.7%	9.8%	18.7%	20.0%
Acquisitions	0.1%	—%	(2.1)%	(0.4)%
Foreign Exchange Rates	—%	0.1%	(0.1)%	—%
Organic Adjusted EBITDA (1) (2)	26.6%	9.7%	21.0%	20.4%
(1) Organic Adjusted EBITDA defined as Adjusted EBITDA excluding impact of acquisitions and foreign exchange rates.
(2) Totals may be impacted by rounding

•Impairments of $709.1 million were recognized in conjunction with the strategic review of the Residential Kitchen Equipment Group.

•For the third quarter diluted earnings per share was $(10.15). Adjusted earnings per share was $2.37, which includes a $0.15 benefit from the reduction of stock compensation expense relative to our prior guidance.

•Operating cash flows during the third quarter amounted to $176.3 million in comparison to $156.7 million in the prior year period. The third quarter operating cash flows also reflect $6.1 million for strategic transaction costs associated with the business portfolio review. Free cash flow, defined as operating cash flow net capital expenditures during the third quarter amounted to $156.1 million in comparison to $145.2 million in the prior year period. During the third quarter the company repurchased $148.6 million of Middleby shares. The total leverage ratio per our credit agreements was 2.3x. The trailing twelve-month bank agreement pro-forma EBITDA was $844.3 million.

•Net debt, defined as debt less cash, at the end of the 2025 fiscal third quarter amounted to $1.9 billion as compared to $1.7 billion at the end of fiscal 2024. Our borrowing availability at the end of the third quarter was approximately $2.7 billion.

2025 Outlook

Management also provided the following expectations for the fourth quarter of 2025:
•Total revenue of $990-1,020 million;
◦Commercial Foodservice revenue of $570-580 million;
◦Residential Kitchen revenue of $180-190 million;
◦Food Processing revenue of $240-250 million;
•Adjusted EBITDA of $200-210 million; and
•Adjusted Earnings Per Share of $2.19-2.34 assuming approximately 50.4 million weighted average shares outstanding.

Management provided the following expectations for 2025:

•Total revenue of $3.85-3.89 billion;
•Adjusted EBITDA of $779-789 million; and
•Adjusted Earnings Per Share of $8.99-9.14(1).

1) FY 2025 Adjusted EPS expectation is the sum of the four quarters of Adjusted EPS.

Conference Call

The company has scheduled a conference call to discuss the third quarter results at 8:30 a.m. Eastern/7:30 a.m. Central Time on November 6th. The conference call is accessible through the Investor Relations section of the company website at www.middleby.com. If website access is not available, attendees can join the conference by dialing (800) 343-5172, or (203) 518-9856 for international access, with the Conference ID: MIDDQ3. The conference call will be available for replay from the company’s website.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations with respect to our future performance and the outcome of our strategic review. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice industry. The company develops and manufactures a broad line of solutions used in commercial foodservice, food processing, and residential kitchens. Supporting the company’s pursuit of the most sophisticated innovation, state-of-the-art Middleby Innovation Kitchens and Residential Showrooms showcase and demonstrate the most advanced Middleby solutions. In 2022 Middleby was named a World’s Best Employer by Forbes and is a proud philanthropic partner to organizations addressing food insecurity.

Investor relations inquiries:
Rebecca Ellin
SVP of Investor Strategy and Corporate Development
rellin@middleby.com

Media inquiries:
Darcy Bretz
VP of Corporate Communications
dbretz@middleby.com

Kate Schneiderman
Managing Director, ICR
middleby@icrinc.com

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Three Months Ended		Nine Months Ended
	3rd Qtr, 2025	3rd Qtr, 2024	3rd Qtr, 2025	3rd Qtr, 2024
Net sales	$982,131	$942,809	$2,866,617	$2,861,281
Cost of sales	620,825	587,375	1,788,087	1,779,847
Gross profit	361,306	355,434	1,078,530	1,081,434

Selling, general and administrative expenses	203,617	179,476	619,834	584,108
Restructuring expenses	2,822	2,519	7,839	11,046
Impairments	709,116	—	709,116	—
Income from operations	(554,249)	173,439	(258,259)	486,280

Interest expense and deferred financing amortization, net	25,147	21,399	63,355	72,239
Net periodic pension benefit	(1,576)	(3,876)	(4,653)	(11,244)
Other expense, net	1,132	1,239	7,540	995
Earnings before income taxes	(578,952)	154,677	(324,501)	424,290

Provision for income taxes	(65,974)	40,511	(9,831)	108,161
Net earnings	$(512,978)	$114,166	$(314,670)	$316,129

Net earnings per share:
Basic	$(10.15)	$2.12	$(6.02)	$5.88
Diluted	$(10.15)	$2.11	$(6.02)	$5.84

Weighted average number of shares
Basic	50,521	53,770	52,244	53,730
Diluted	50,521	54,037	52,244	54,168

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)
(Unaudited)

	Sep 27, 2025	Dec 28, 2024
ASSETS

Cash and cash equivalents	$175,130	$689,533
Accounts receivable, net	673,857	643,355
Inventories, net	919,551	841,567
Prepaid expenses and other	138,993	131,566
Prepaid taxes	61,828	24,022
Total current assets	1,969,359	2,330,043
Property, plant and equipment, net	577,909	525,965
Goodwill	2,025,358	2,518,222
Other intangibles, net	1,470,424	1,611,037
Long-term deferred tax assets	6,893	6,281
Pension benefits assets	104,202	91,207
Other assets	200,515	200,396
Total assets	$6,354,660	$7,283,151

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$42,110	$43,949
Accounts payable	257,949	208,908
Accrued expenses	651,498	576,465
Total current liabilities	951,557	829,322
Long-term debt	2,025,027	2,351,118
Long-term deferred tax liability	229,684	252,062
Accrued pension benefits	9,042	9,573
Other non-current liabilities	201,565	202,645
Stockholders' equity	2,937,785	3,638,431

Total liabilities and stockholders' equity	$6,354,660	$7,283,151

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice (3)	Residential Kitchen	Food Processing (3)	Total Company (1)
Three Months Ended September 27, 2025
Net sales	$606,001	$174,777	$201,353	$982,131
Segment Operating Income	$143,350	$(701,546)	$30,516	$(554,249)
Operating Income % of net sales	23.7%	(401.4)%	15.2%	(56.4)%

Depreciation	7,095	4,291	3,298	15,235
Amortization	10,657	1,858	3,013	15,528
Restructuring expenses	349	2,456	17	2,822
Acquisition related adjustments	171	112	775	1,058
Facility consolidation related expenses	—	852	—	852
Strategic Transaction Costs	—	—	—	6,146
Stock compensation	—	—	—	(104)
Impairments	—	709,116	—	709,116
Segment adjusted EBITDA (2)	$161,622	$17,139	$37,619	$196,404
Adjusted EBITDA % of net sales	26.7%	9.8%	18.7%	20.0%

Three Months Ended September 28, 2024
Net sales	$591,717	$173,218	$177,874	$942,809
Segment Operating Income	$144,596	$13,170	$38,989	$173,439
Operating Income % of net sales	24.4%	7.6%	21.9%	18.4%

Depreciation	6,897	3,906	2,722	13,975
Amortization	11,479	1,814	1,736	15,029
Restructuring expenses	1,247	1,115	157	2,519
Acquisition related adjustments	(957)	219	(717)	(1,169)
Facility consolidation related expenses	—	510	—	510
Stock compensation	—	—	—	8,669
Segment adjusted EBITDA	$163,262	$20,734	$42,887	$212,972
Adjusted EBITDA % of net sales	27.6%	12.0%	24.1%	22.6%

 (1)  Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $20.0 million and $13.9 million for the three months ended September 27, 2025 and September 28, 2024, respectively.
  (2) Foreign exchange rates favorably impacted Segment Adjusted EBITDA by approximately $1.8 million for the three months ended September 27, 2025.
  (3) Certain prior year amounts have been reclassified to be consistent with current year presentation, including beginning to report the results of a division within its Food Processing segment as a result of a change in internal management and potential synergies in operations to be consistent with the reporting of financial information used to assess performance and allocate resources. These operations were previously reported in the Commercial Foodservice segment and are now managed and reported in the Food Processing segment. All prior period segment disclosures have been recast to reflect this change.

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Nine Months Ended September 27, 2025
Net sales	$1,749,323	$531,840	$585,454	$2,866,617
Segment Operating Income	$413,326	$(680,412)	$96,705	$(258,259)
Operating Income % of net sales	23.6%	(127.9)%	16.5%	(9.0)%

Depreciation	20,636	12,595	9,284	44,589
Amortization	32,903	5,477	8,556	46,936
Restructuring expenses	2,232	5,538	69	7,839
Acquisition related adjustments	480	(272)	(1,083)	(875)
Facility consolidation related expenses	—	4,316	—	4,316
Strategic transaction costs	—	—	—	16,407
Stock compensation	—	—	—	8,608
Impairments	—	709,116	—	709,116
Segment adjusted EBITDA (2)	$469,577	$56,358	$113,531	$578,677
Adjusted EBITDA % of net sales	26.8%	10.6%	19.4%	20.2%

Nine Months Ended September 28, 2024
Net sales	$1,782,940	$539,881	$538,460	$2,861,281
Segment Operating Income	$424,133	$27,840	$115,659	$486,280
Operating Income % of net sales	23.8%	5.2%	21.5%	17.0%

Depreciation	20,419	11,680	7,435	40,829
Amortization	37,801	5,415	5,451	48,667
Restructuring expenses	4,695	3,990	2,361	11,046
Acquisition related adjustments	(271)	(2)	(2,523)	(2,334)
Facility consolidation related expenses	—	518	—	518
Stock compensation	—	—	—	30,139
Segment adjusted EBITDA	$486,777	$49,441	$128,383	$615,145
Adjusted EBITDA % of net sales	27.3%	9.2%	23.8%	21.5%

 (1)  Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $60.8 million and $49.5 million for the nine months ended September 27, 2025 and September 28, 2024, respectively.
(2)  Foreign exchange rates favorably impacted Segment Adjusted EBITDA by $3.2 million for the nine months ended September 27, 2025.
(3) Certain prior year amounts have been reclassified to be consistent with current year presentation, including beginning to report the results of a division within its Food Processing segment as a result of a change in internal management and potential synergies in operations to be consistent with the reporting of financial information used to assess performance and allocate resources. These operations were previously reported in the Commercial Foodservice segment and are now managed and reported in the Food Processing segment. All prior period segment disclosures have been recast to reflect this change.

THE MIDDLEBY CORPORATION
NON-GAAP INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Three Months Ended
	3rd Qtr, 2025		3rd Qtr, 2024
	$	Diluted per share	$	Diluted per share
Net earnings	$(512,978)	$(10.15)	$114,166	$2.11
Amortization (1)	17,595	0.35	16,805	0.31
Restructuring expenses	2,822	0.05	2,519	0.05
Acquisition related adjustments	1,058	0.02	(1,169)	(0.02)
Facility consolidation related expenses	852	0.02	510	0.01
Net periodic pension benefit	(1,576)	(0.03)	(3,876)	(0.07)
Strategic transaction costs	6,146	0.12	—	—
Impairments	709,116	14.03	—	—
Income tax effect of pre-tax adjustments	(103,141)	(2.04)	(3,875)	(0.07)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	—	—	0.01
Adjusted net earnings	$119,894	$2.37	$125,080	$2.33

Diluted weighted average number of shares	50,521		54,037
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	53		(243)
Adjusted diluted weighted average number of shares	50,574		53,794

	Nine Months Ended
	3rd Qtr, 2025		3rd Qtr, 2024
	$	Diluted per share	$	Diluted per share
Net earnings	$(314,670)	$(6.02)	$316,129	$5.84
Amortization (1)	52,576	1.01	54,008	1.00
Restructuring expenses	7,839	0.15	11,046	0.20
Acquisition related adjustments	(875)	(0.02)	(2,334)	(0.04)
Facility consolidation related expenses	4,316	0.08	518	0.01
Net periodic pension benefit	(4,653)	(0.09)	(11,244)	(0.21)
Strategic transaction costs	16,407	0.31	—	—
Impairments	709,116	13.57	—	—
Income tax effect of pre-tax adjustments	(113,854)	(2.18)	(13,258)	(0.24)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	—	—	0.04
Adjusted net earnings	$356,202	$6.81	$354,865	$6.60

Diluted weighted average number of shares	52,244		54,168
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	27		(427)
Adjusted diluted weighted average number of shares	52,271		53,741

(1) Includes amortization of deferred financing costs and convertible notes issuance costs.
(2) For the three and nine months ended September 28, 2024, adjusted diluted weighted average number of shares was calculated based on excluding the dilutive effect of shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since the company's capped call offsets the dilutive impact of the shares underlying the convertible notes. The calculation of adjusted diluted earnings per share excludes the principal portion of the convertible notes as this will always be settled in cash. For the three and nine months ended September 27, 2025, GAAP diluted weighted average number of shares excluded the impact of the convertible notes and shares issuable upon vesting of restricted stock grants because their effect was anti-dilutive. As such, for the three and nine months ended September 27, 2025, adjusted diluted weighted average shares outstanding includes an adjustment to add the shares issuable upon vesting of restricted stock grants.

	Three Months Ended		Nine Months Ended
	3rd Qtr, 2025	3rd Qtr, 2024	3rd Qtr, 2025	3rd Qtr, 2024
Net Cash Flows Provided By (Used In):
Operating activities (1)	$176,341	$156,665	$439,478	$447,082
Investing activities	(51,301)	(13,682)	(110,557)	(43,999)
Financing activities	(462,580)	(3,114)	(866,039)	(45,789)

Free Cash Flow
Cash flow from operating activities (1)	$176,341	$156,665	$439,478	$447,082
Less: Capital expenditures	(20,266)	(11,489)	(74,917)	(36,169)
Free cash flow	$156,075	$145,176	$364,561	$410,913

(1) Includes strategic transaction costs associated with the business portfolio review of $6.1 million and $16.4 million for the three months ended and nine months ended September 27, 2025.

USE OF NON-GAAP FINANCIAL MEASURES
The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that organic net sales growth, adjusted EBITDA, non-GAAP adjusted segment EBITDA, net debt, net leverage, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

The company believes that free cash flow is an important measure of operating performance because it provides management and investors with a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.